UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2006
BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida		33309

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The Compensation Committee of the Board of Directors of BankAtlantic Bancorp, Inc. (the “Company”) took the following actions relating to executive compensation.
2005 Executive Compensation Matters
     The Compensation Committee approved the payout of cash bonuses for 2005 to the Company’s executive officers under the Company’s annual incentive program. Bonuses under this program are generally based upon the Company’s profitability and the achievement of individual performance competencies and goals.
     The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) under the annual incentive program are set forth in the table below.

Name	Amount of 2005 Bonus
Alan B. Levan	$621,110
John E. Abdo	$366,981
Lloyd B. DeVaux	$253,448
Jay R. Fuchs	$347,003
James A. White	$207,596
2006 Executive Compensation Matters
     The Compensation Committee established annual base salaries and a target cash bonus amount (expressed as a percentage of base salary) based upon performance measures and targets for each of the Company’s executive officers. The bonuses were established under the Company’s annual incentive program for 2006 for each of the executive officers except for Mr. Levan, whose bonus is payable under the Company’s 2006 Performance-Based Annual Incentive Plan described below. The bonus amount payable is based upon the executive’s performance in relation to corporate goals, specifically pretax income. The bonus amount for each of the Company’s executive officers, which is a percentage of base salary, was determined by the Compensation Committee based on the salary level and position of such officer within the Company. The amount of the 2006 base salary and bonus opportunity for 2006 for each of the Company’s “named executive officers” are set forth in the table below:

Name	Amount of 2006 Base Salary	Amount of 2006 Bonus Opportunity
Alan B. Levan	$572,000.00	100%
John E. Abdo	$400,000.00	100%
Mark D. Begelman	$385,000.00	50%
Lloyd B. DeVaux	$416,000.00	50%
Jay R. Fuchs	$543,057.00	60%
James A. White	$364,996.00	50%
     On March 28, 2006, the Compensation Committee approved the establishment of the 2006 Performance-Based Annual Incentive Plan. The Plan and the award granted to Mr. Levan thereunder, is subject to the approval of the Company’s shareholders at the Annual Meeting of Shareholders currently scheduled for May 16, 2006. If approved, the bonus described above will be payable based on the achievement of target net income for 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: April 20, 2006	By:	/s/ James A. White
		Name:	James A. White
		Title:	Chief Financial Officer

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